UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2008

BSQUARE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-27687	91-1650880
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 110th Avenue NE, Suite 200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-519-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2008, BSQUARE Corporation (the "Company") announced that it has entered into a Microsoft OEM Distribution Agreement for Software Products for Embedded Systems (the "Distribution Agreement") with Microsoft Licensing, GP ("MS"), the effective date of which is July 1, 2008. Pursuant to the terms of the Distribution Agreement, MS has granted to the Company a non-exclusive, limited license to distribute certain Microsoft embedded operating systems (collectively, the "Licensed Products") within the United States, Canada, the Caribbean (excluding Cuba) and Mexico to authorized original equipment manufacturers ("OEMs") and other third-party installers and entities approved by MS. Each OEM customer is required to execute an OEM customer license agreement in the form provided by MS from time to time and to comply with the distribution restrictions imposed by MS. Pursuant to the Distribution Agreement, the Company is required to provide support for the Licensed Products to the OEM customers. For each unit of Licensed Product distributed by the Company, the Company has agreed to pay MS certain royalty rates set forth in a royalty rate list to be posted by MS on a monthly basis. The Company may be required to pay additional royalties in the event that it distributes Licensed Products in violation of the terms of the Distribution Agreement. The Distribution Agreement allows for the audit of the Company’s internal records and processes by MS and its representatives. The Company has agreed that the aggregate liability of MS, its suppliers and/or their respective officers, employees or agents to the Company under the Distribution Agreement for each Licensed Product shall not exceed the amounts actually paid by the Company to MS for that Licensed Product during the original term of the Distribution Agreement.

The Distribution Agreement has an expiration date of June 30, 2009, provided that MS may extend the term of the Distribution Agreement upon notice to the Company, subject to acceptance by the Company. In addition, MS may suspend any rights granted pursuant to the Distribution Agreement or cancel the Distribution Agreement in its entirety or as to any individual Licensed Product in MS’ sole discretion.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Company is currently licensed to distribute the Licensed Products pursuant to a Microsoft OEM Distribution Agreement for Software Products for Embedded Systems between the Company and MS effective as of October 1, 2006, as extended through June 30, 2008 (the "Prior Agreement"). As of the effective date of the Distribution Agreement, the Company’s license to order and distribute the Licensed Products under the Prior Agreement shall cease and the Company shall report and pay for the Licensed Product under the terms and conditions of the new Distribution Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of BSQUARE Corporation, dated July 1, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

July 1, 2008	By:	/s/ Scott C. Mahan

Name: Scott C. Mahan
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of BSQUARE Corporation, dated July 1, 2008